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                                              Exhibit 10(g)


                          SUPPLEMENTAL SAVINGS PLAN

                   (As amended effective May 25, 1995)

PURPOSE

The Supplemental Savings Plan ("Supplemental Plan") is designed to (i) encourage Executives to participate in Campbell Soup Company Savings and 401(k) Plan for Salaried Employees ("401(k) Plan") and (ii) provide Matching Company Contributions to Executives who are prohibited from receiving such contributions because of certain limitations contained in the Code. Capitalized terms in the Supplemental Plan shall have the same meaning as set forth in the 401(k) Plan.

EFFECTIVE DATE

The Supplemental Plan was effective April 1, 1981.

PARTICIPANTS

Participants in the Supplemental Plan will be limited to those Executives (i) who participate in the 401(k) Plan, (ii) whose annual compensation exceeds the annual dollar limit (as adjusted from time to time) set by the U.S. Secretary of the Treasury for tax-qualified employee benefit plans ("Treasury Limit"), and
(iii) who contribute to the 401(k) Plan the maximum before tax contribution allowed by Section 401(k) of the Code.

SUPPLEMENTAL BENEFIT

Benefits under the Supplemental Plan shall vest in the same manner as under the 401(k) Plan in accordance with the following schedule:

Completed Years of Service           Vested Percentage
--------------------------           -----------------
         1                                   20%
         2                                   40%
         3                                   60%
         4                                   80%
         5                                  100%

The Supplemental Plan provides a benefit for a Plan Year equal to the difference between 1.) the Matching Company Contributions that would have been made to the 401(k) Plan on behalf of the Executive using the Executive's total Compensation and 2.) the actual Matching Company Contributions made to the 401(k) Plan taking into account the Treasury Limit. The benefit so calculated shall be credited to a bookkeeping account for the Executive and adjusted in accordance with the investment options offered under the Company's Deferred Compensation
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Program. No benefit shall accrue during any period of time when a Participant in the Supplemental Plan is not also an active participant in the 401(k) Plan.

FORM OF BENEFIT

After retirement or termination of a Participant, the benefit under the Supplemental Plan, if vested, shall be paid in accordance with the Deferred Compensation Program.

ADMINISTRATION

The Supplemental Plan shall be administered by the Compensation Committee of the Board of Directors. The Committee or its delegate shall have full power and authority to establish rules and regulations for the administration of the Supplemental Plan. Any decision made or taken by the Committee or its delegate arising out of, or in connection with, the construction, interpretation and administration of the Supplemental Plan shall be conclusive and binding upon all parties, including Participants and all persons claiming under or through any Participant.

LIMITATIONS

The Company shall be under no obligation to earmark, set aside, or segregate any of its funds in anticipation of the payment of benefits hereunder.

No person shall at any time have any right to be granted a benefit hereunder and no person shall have any authority to enter into an agreement committing the Company to make or pay a benefit, nor shall any person have any authority to make any representation of warranty on behalf of the Company with respect thereto.

A benefit of this Supplemental Plan may not be assigned or transferred except by will or the laws of descent and distribution.

Neither the action of the Company in establishing the Supplemental Plan, nor any action taken by the President of the Company thereunder, shall be construed as giving any person the right to be retained in the employ of the Company or any subsidiary.

CHANGE IN CONTROL

1.1 Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Section shall govern and supersede any inconsistent terms or provisions of the Plan.

1.2 Change in Control. For purposes of the Plan "Change in Control" shall mean any of the following events:

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         (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section 1a, the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

         (b) The individuals who, as of January 25, 1990, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

         (c) Approval by stockholders of the Company of (1) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or
      (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

         (d) Acceptance of stockholders of the Company of shares in a share exchange if the stockholders of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family Stockholder" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Stockholder but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or




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      indirectly) to 30% or more of the outstanding Voting Securities (the
      "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family Stockholder" shall mean at any time a "Dorrance Family Stockholder" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Stockholder, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Stockholders at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Stockholder by any "Dorrance Grandchild" (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family Stockholder" who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Stockholder at the time in question. For purposes of this Section, "Dorrance Family Stockholders" shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

      Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      1.3 Cause. For purposes of the Plan, a termination for "Cause" is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive (a) intentionally and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed to substantially perform, or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however that no termination of the Executive's employment shall be for Cause as set forth in clause (b) above until (x) there shall have been delivered to the

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      Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in the Plan to the contrary, in the case of any Executive who is a party to a severance protection agreement, no failure to perform by the Executive after a Notice of Termination (as defined in the Executive's severance protection agreement) is given by the Executive shall constitute Cause for purposes of the Plan.

1.4  Accrued Benefit.

         (a) Upon a Change in Control, the funds accrued as if invested in Company stock shall be converted into cash in an amount equal to the greater of (1) the highest price per share of the Company's common stock (a "Share") paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (2) the highest fair market value per Share during the ninety (90) day period ending on the date of a Change in Control multiplied by the number of shares of Company Stock credited to an Executive's cash benefit under the Plan.

         (b) Upon an Executive's termination of employment by the Company
      (other than for Cause) or by the Executive for any reason within two (2) years following a Change in Control, the Company shall, within thirty (30) days, pay to the Executive a lump sum cash payment equal to the lump sum of his accrued benefit as of the date of his termination of employment whether or not the Executive is otherwise vested in his accrued benefit.

1.5  Amendment or Termination.

         (a) This Section 1 shall not be amended or terminated at any time.

         (b) For a period of two (2) years following a Change in Control, the Plan shall not be terminated or amended in any way, nor shall the manner in which the Plan is administered be changed in a way that adversely affects the Executive's right to existing or future Company provided benefits or contributions provided hereunder. Furthermore, the Plan may not be merged or consolidated with any other program during said two (2) year period.

         (c) Any amendment or termination of the Plan prior to a Change in Control which (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.


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1.6 Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Executives having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

ATTEST:                                 CAMPBELL SOUP COMPANY


/s/ JOHN J. FURY                        /S/ EDWARD F. WALSH
------------------------------          -----------------------------
Corporate Secretary                     Vice President - Human Resources





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